Exhibit 99.1

110 N. Minnesota Ave. Suite 300 Sioux Falls, S.D., 57104 (t) 605.978.7000 (f) 605.978.7150

FOR IMMEDIATE RELEASE

VeraSun Energy Receives Final Bankruptcy Court Approval

for Debtor-In-Possession Financing Totaling $196.6 Million

from Senior Secured Noteholders

Also Receives Approval for AgStar and West LB DIP Facilities

Sioux Falls, SD, December 4, 2008—VeraSun Energy Corporation announced that the U.S. Bankruptcy Court has entered orders granting final approval for debtor-in-possession (DIP) financing totaling $196.6 million, including $93.6 million of incremental financing, $25 million of which was previously loaned to the Company on an interim basis, to be provided by certain holders of VeraSun’s 9 7/8% senior secured notes due 2012. The incremental financing will be available, subject to certain conditions, to fund operations at ethanol production facilities in Aurora, South Dakota and Fort Dodge, Charles City and Hartley, Iowa and to maintain the idled Welcome, Minnesota facility. The balance of the financing consists of approximately $103 million used to refinance prepetition loans that had been made by the noteholders who participated in the DIP financing. This DIP financing matures on November 3, 2009.

The Bankruptcy Court also issued final approval for a group of lenders led by AgStar Financial Services to provide a $24.5 million DIP facility, including $15 million that was previously loaned on an interim basis, for VeraSun production facilities located in Central City and Ord, Nebraska; Dyersville and Albert City, Iowa; Hankinson, North Dakota; and Woodbury, Michigan. The incremental $9.5 million will be used to maintain the production facilities in a safe and operable condition through January 15, 2009 pending a more permanent financing arrangement. The work force at these production facilities will be retained during this period, but VeraSun does not expect the facilities to produce ethanol until permanent financing is secured.

The Bankruptcy Court further approved an initial $10 million in DIP financing on an interim basis from West LB to fund operations at facilities located in Albion, Nebraska; Linden, Indiana; and Bloomingburg, Ohio. The West LB DIP facility would provide an aggregate of $20 million in funding, the balance of which will become available upon final approval scheduled for hearing on January 8, 2009.

“The DIP financing will allow us to focus on running the business while undergoing the restructuring process as part of addressing VeraSun’s long-term future,” said Don Endres, VeraSun’s Chief Executive Officer.

VeraSun continues efforts to secure long-term financing for its ethanol production facility in Marion, South Dakota. Its facility in Janesville, Minnesota remains idle.

The Court approved the Company’s request to reject certain corn contracts for delivery through December at the idled Welcome and Janesville facilities. The Company also intends to reject corn contracts for delivery through January 31, 2009 at those facilities. In addition, because the company does not expect to operate the production facilities located in Central City, Ord, Dyersville, Albert City, Hankinson, and Woodbury through January 15, 2009, the Company informed the Court that it intends to reject contracts for delivery of corn scheduled at these facilities during this period. This action responds to a number of requests by producers to gain certainty on the status of their corn contracts and will allow them to move forward to remarket their corn.

VeraSun and 24 of its subsidiaries filed petitions for relief under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware on October 31, 2008. The chapter 11 cases are being jointly administered under Case No. 08-12606 (BLS). For more information, please visit www.verasun.com.

About VeraSun Energy Corporation

VeraSun Energy Corporation (VSUNQ), headquartered in Sioux Falls, S.D., is a leading producer and marketer of ethanol and distillers grains. Founded in 2001, the Company has a fleet of 16 production facilities in eight states. VeraSun Energy currently has an annual potential production capacity of approximately 1.64 billion gallons of ethanol and 5 million tons of distillers grains.

VeraSun also markets E85, a blend of 85 percent ethanol and 15 percent gasoline for use in Flexible Fuel Vehicles (FFVs), directly to fuel retailers under the brand VE85®. For more information, please visit VeraSun Energy’s websites at www.verasun.com or www.VE85.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of the Company (which term, unless otherwise specified or the context otherwise requires, refers in this paragraph to VeraSun Energy Corporation and its subsidiaries) to continue as a going concern; the ability of the Company to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of the Company to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases; the ability of the Company to obtain a binding offer for the sale of its business or assets to a third party; the ability of the Company to consummate a sale of its business or its assets to a third party; the

Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time, including approval of motions relating to the priority of the lender’s security interest under any debtor-in-possession financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; the ability of the Company to attract and retain customers; the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; the Company’s ability to generate sufficient liquidity to fund its operations and capital expenditures; the results of the Company’s hedging transactions and other risk mitigation strategies; risk of further potential long-lived asset impairment; operational disruptions at the Company’s facilities; the effects of vigorous competition and excess capacity in the industry in which the Company operates; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to the Company’s acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including the Company’s ability to achieve the expected benefits from these acquisitions; the impact of new, emerging and competing technologies on the Company’s business; the possibility of one or more of the markets in which the Company competes being impacted by political, legal and regulatory changes or other external factors over which the Company has no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; the Company’s ability to comply with various environmental, health, and safety laws and regulations; the success of the Company’s marketing and sales efforts; the Company’s reliance on key management personnel; the Company’s ability to secure additional financing; deficiencies in the Company’s internal control over financial reporting constituting a material weakness to be remediated; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors listed in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission on November 19, 2008. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities and VeraSun Energy Corporation’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

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VeraSun Contacts:
Media:	Investors:
Mike Lockrem	Patty Dickerson
605-978-7055	605-978-7137
mlockrem@verasun.com	pdickerson@verasun.com